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                                                                 Exhibit 10.25.1

                           [SILVER DINER LETTERHEAD]

                                 March 4, 1999

Mr. Craig Kendall
Silver Diner, Inc.
11806 Rockville Pike
Rockville, MD 20852

Dear Craig:

I am pleased to set forth in this letter your employment terms and compensation. This letter takes the place of all prior oral and written agreements and understandings with respect to your employment terms and compensation.

The specifics of our understanding are as follows:

1. Salary - A base salary of $125,000 per annum, with annual adjustments in the future as approved by the Company's Compensation Committee or by the Board of Directors.

2. Bonus and Stock Options - You will be entitled to participate in bonus and stock option plans as made available by the Company to its executives.

3.  Automobile - You will receive a $500.00 per month car allowance.

4. Life Insurance - The Company will provide, at no cost to you, life insurance coverage in the amount of $500,000.00.

5. Health/Dental Insurance - The Company will provide, at no cost to you and your family, group health and dental plans offered by the Company's employees generally.

6. Disability Coverage - The Company will provide, at no cost to you, long term disability insurance coverage in an amount of approximately 60% of your base salary per month, with a 90 day waiting period during which time your base salary will continue to be paid by the Company.

7. Vacation Days - Three weeks per year. Vacation does not accrue or carry over from one year to the next year.

8. Sick Leave and Other Benefits - You will be entitled to sick leave and other benefits in accordance with the Company's policies for its executives.

                   11806 ROCKVILLE PIKE, ROCKVILLE, MD 20852
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DINER 301-770-4166        EXECUTIVE OFFICE 301-770-0333         FAX 301-770-2832
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Mr. Craig Kendall
March 4, 1999
Page 2

9. Compensation Coverage - If the Company terminates your employment for any reason, you will be paid all base salary earned by you and unpaid on the date of termination, plus three months base salary. If you resign, you will be paid all base salary earned by you and unpaid on the date of resignation, plus three months base salary, payable after resignation on the same schedule as your salary was paid before resignation, provided you have given the Company at least three months prior notice of your proposed resignation as an employee of the Company. If you resign as an employee of the Company and do not give at least three months prior notice, (a) all stock options to purchase stock of the Company and all common stock purchase rights granted to you by the Company subsequent to March 1, 1999, and all stock options granted to you on December 15, 1998, pursuant to the Plan known as the "Active Employee/Consultant Stock Option Plan" will be terminated on the date of your resignation and may not thereafter be exercised and (b) you will sell and the Company will purchase all common stock of the Company acquired by you pursuant to stock options or stock purchase rights within six (6) months prior to the date of such resignation at a purchase price equal to the price you paid for such common stock. All certificates for common stock of the Company acquired by you pursuant to the exercise of stock options or stock purchase rights will bear a legend describing the foregoing.

10. Confidentiality and Non-Competition - You will enter into Confidentiality and Non-Competition Agreements that all of the general managers have entered into in the form attached hereto as Exhibit A.

I am excited about our progress.

Sincerely,

SILVER DINER, INC.

by: /s/ Robert T. Giaimo
    -------------------------
        Robert T. Giaimo
        President

AGREED AND ACCEPTED:

/s/ Craig A. Kendall                                       Date: 3/17/99
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Craig A. Kendall
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                                                                       EXHIBIT A
                                                                       ---------

            [Form of Confidentiality and Non-Competition Agreement]

     1.  Confidential Information.

     Employee agrees that all Confidential Information (as defined below) relating to Silver Diner, Inc., or to its business and affairs, including, without limitation, any information whatsoever concerning its organization, management, or finances, shall at all times, and notwithstanding that termination of employment shall have occurred, be treated as confidential and shall not be used, disclosed, divulged or otherwise placed at the disposal of any person or entity except to the extent that (i) the parties hereto may otherwise agree in writing, (ii) such information is required to be disclosed by law, (iii) such information is otherwise publicly available other than by reason of a breach by such party of this Section 1, or (iv) such information is submitted into evidence in any legal proceedings between or among the parties.

     "Confidential Information" means all information, records, documents, accounts and correspondence of every description regarding past, current or future business activities, interests, methodology or affairs, whether written, recorded or stored by electronic, magnetic, electro-magnetic or other form or process or otherwise in machine or computer readable form, including, without limitation:

          (a) business plans, research, know-how, development and survey information,

          (b) customer, staff, and all other training manuals and product policy manuals, recipes, and

          (c) planning and marketing strategies, procedures, techniques and information.

     2.  Non-Competition.

     Employee agrees that during the period of time that he/she is providing services hereunder and for a period ending on the first anniversary of any termination of employment:

          (i) Employee will not engage, without first obtaining Silver Diner, Inc.'s prior written consent, directly or indirectly within 25 miles of a then existing Silver Diner Restaurant, in any restaurant business (x) with the word "Diner" in its name or logo or which is commonly understood to be a diner or
(y) whose menu, trade dress and pricing are substantially similar to that employed in the Silver Diner Restaurants, whether as employee, officer, director, partner, joint venturer, stockholder (other than the holder of less than 5% of the stock of a corporation, the securities of which are traded on a national securities exchange or in the over-the-counter market), consultant, or agent.
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          (ii)  Employee will not engage, without first obtaining Silver Diner,
Inc.'s prior written consent, directly or indirectly, within the United States, in any restaurant business with the word "Diner" in its name or logo or which is commonly understood to be a diner, whether as employee, officer, director, partner, joint venturer, stockholder (other than the holder of less than 5% of the stock of a corporation, the securities of which are traded on a national securities exchange or in the over-the-counter market), consultant, or agent.

          (iii) Employee will not induce or attempt to persuade any employee of Silver Diner, Inc. to terminate his or her employment relationship in order to enter into employment which is competitive with Silver Diner, Inc.

          (iv) It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce the covenants contained in this Section 2, any term, restriction, covenant or promise contained therein is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency, and such finding shall not, in any event, affect the enforceability of any other term, restriction, covenant, or promise herein.